EliteSoft Global Inc.
Unit A-9-4, Northpoint Office Suite, Mid Valley City
No. 1, Medan Syed Putra Utara, 59200 Kuala Lumpur, Malaysia.
T: +603 2202 3138 F: +603 2202 0138

Date: 1st September 2015

OD Alliance Sdn Bhd
A-2-31, IOI Boulevard
Jalan Kenari 5, Bandar Puteri Puchong
47170 Puchong, Selangor.

Dear Mr. Bernard Teo,

SUBJECT: CONTRACT OF WEBSITE DESIGN, DEVELOPMENT AND MAINTENANCE

With the reference to the above, we are pleased to enclose our **CONTRACT** for OD Alliance website development for your favorable consideration.

Please review the scope of services inclusive in our offer with the following terms and conditions:-

1) Services Details

The details of the Services are described as below.

No	Description	Qty	Amount (USD)
1	**Website Design and Development (One Time Payment)** a) To design and develop a responsive website front-end design included: ❖ Home ❖ About ❖ Services & Solutions ❖ Client List ❖ Contact Us b) To create and design a corporate logo; c) To design corporate materials included: ❖ Corporate profile ❖ Sales kits ❖ Flyers ad brochure d) To provide royalty free image purchase up to 10 images. e) To provide copywriting, typesetting, translation, photography and clip art drawing when required. f) To supply the necessary hardware equipment; **Note:** ❖ Responsive website is compatible with mobile device viewing. ❖ Max 3 time amendments included 1 major amendment (design and content editing) and 2 minor amendments (spelling error and grammar).	1	12,500.00

2	**Domain and Hosting (Yearly basis)** a) To purchase domain name, web application and email hosting ; b) Database for transaction storage (10GB); c) Monthly Data Transfer (50GB);	1	2,000.00
3	**System Maintenance (Quarterly basis)** a) To maintain website with regular updates; b) To provide all days server and system maintenance. c) Online/remote server support d) System bug fix	1	2,000.00

2) Commencement and duration of contract

The term of the Contract is 2 years; provision of the Services shall be commence on 1st October 2015 and complete / cease on 1st October 2017 subject to yearly renewal with the consent of both parties.

3) Contract Sum

The price for the Services shall be in the amount of USD 32,500.00. The price is deemed to include the cost of all works necessary for the timely and satisfactory completion of the Services in its entirely.

Payment schedule are as below:-

Item	Amount (USD)
Website Design and Development	i) 30% payment upon confirmation ii) 30% second payment upon completion of mock up iii) 40% final payment upon completion
Domain and Hosting	2,000 yearly payment
System Maintenance	2,000 quarterly payment (Starting January 2016)

4) Terms of Payment

We undertake to make payments within 30 days from the date of receipt of your monthly invoice provided all work details specified above are completed to our satisfaction.

5) Service Provider's obligations

The Service Provider shall organize, carry out and complete the Services diligently and in a good and professional manner, in accordance with the Services Details and the provisions of this Contract. The Service Provider shall complete the Services using reasonable skill and care in accordance to our specifications and requests.

EliteSoft Global Inc.

EliteSoft Global Inc.
Unit A-9-4, Northpoint Office Suite, Mid Valley City
No. 1, Medan Syed Putra Utara, 59200 Kuala Lumpur, Malaysia.
T: +603 2202 3138 F: +603 2202 0138

6) Intellectual Property Rights

The Service Provider shall ensure that it has secured all necessary consents and approvals to use such material. "Material" shall mean the materials, in whatever form, used to provide the Services and the products, systems, programs or processes, in pursuant to this letter of award.

7) Term and Termination

a) This Agreement shall be effective on the date hereof and shall continue, unless terminated sooner in accordance with Clause 7(b), until the Completion Date.

b) Either Party may terminate this Contract upon notice in writing if the either party is in breach of any material obligation which is not remedied (if the same is capable of being remedied) within 14 days of written notice from the other Party so to do.

8) Confidentiality

Neither Party will use, copy, adapt, alter or part with possession of any information which is disclosed or otherwise comes into its possession and which is of a confidential nature.

We believe that you will find our offer as quite attractive and cost effective in fulfilling your requirement. Should you have any questions or concerns, please feel free to contact Vincent Ang at 0172803934.

Please signify your acceptance of the terms and conditions of this Contract by signing and returning the original copy to us.

Thank you.

Yours faithfully,
ELITESOFT GLOBAL INC

Eugene Wong
Chief Executive Officer

Confirmed & accepted by

Signature & Company Stamp

Name: Bernard Teo
Position: Managing Director
Date: 30/9/15